                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                FORM 8-K/A No. 1


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported) January 26, 2001



                              ORGANITECH USA, INC.
             (Exact name of registrant as specified in its charter)


            Delaware                    00-22151                93-0969365
  (State or Other Jurisdiction         (Commission           (I.R.S. Employer
       of Incorporation)              File Number)          Identification No.)


                              Technion Science Park
                          Nesher, Israel 36601, Israel
                    (Address of principal executive offices)


                                 972-4-830-8320
              (Registrant's telephone number, including area code)

Item 2.  Acquisition or Disposition of Assets

          (i) Consummation of Transaction. Reference is made to the disclosure contained in the Current Report on Form 8-K, filed by IncubateThis! Inc., now known as OrganiTech USA, Inc. (the "Company"), on February 9, 2001 regarding the acquisition of all of the outstanding shares of capital stock of Organitech Ltd., an Israeli corporation.

          (ii) Financial Statements. Included under Item 7 of this Current Report on Form 8-K are financial statements relating to Organitech Ltd., the acquirer in the reverse acquisition, and pro forma financial information for the Company. After reasonable inquiry, the Company is not aware of any material factors relating to the reverse acquisition that would cause the reported financial information relating to such acquisition not to be necessarily indicative of future operating results.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a) Financial Statements.

             The required audited financial statements have been attached to this filing as Annex A.

         (b) Pro Forma Financial Information.

             The required pro forma financial information, which gives effect to the Company's reverse acquisition, has been attached to this filing as Annex B.

         (c) Exhibits.


             Exhibit 2.1* Stock Exchange Agreement, dated as of October, 2000, among OrganiTech, Ltd., the OrganiTech Shareholders, Incubate This!,Inc., and Sharone Perlstein.

             Exhibit 2.2* Amendment to Stock Exchange Agreement dated January 26, 2001.

         --------------------------------
         * previously filed

                                    Signature

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            OrganiTECH USA, Inc.


Date:  May 17, 2001                         By: /s/ Lior Hessel
                                                ---------------
                                                President

                                     Annex A


                                 ORGANITECH LTD.
                          AUDITED FINANCIAL STATEMENTS

                                 ORGANITECH LTD.
                                (A COMPANY IN THE
                               DEVELOPMENT STAGE)
                              FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2000

                                                                 Organitech Ltd.
                                            (A company in the development stage)
Financial Statements
--------------------------------------------------------------------------------







Contents

                                                                           Page


Auditors' Report                                                            2


Balance Sheets                                                              3


Statements of Operations                                                    4


Statements of Changes in Shareholders' Equity                               5


Statements of Cash Flows                                                    6


Notes to the Financial Statements                                         7 - 16

Auditors' Report to the Shareholders of Organitech Ltd.

We have audited the accompanying balance sheets of Organitech Ltd., - (a development stage enterprise), ("the Company") as of December 31, 2000 and 1999 and the related statements of operations, shareholders' equity (deficit) and cash flows for the year ended December 31, 2000 and the period from July 4, 1999 to December 31, 1999, and for the period from July 4, 1999 (inception) to December 31, 2000. These financial statements are the responsibility of the Company's Board of Directors and of its Management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the Board of Directors and by Management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company (as development stage enterprise) as of December 31, 2000 and 1999, the results of its operations and its cash flows for the year ended December 31, 2000 and the period from July 4, 1999 to December 31, 1999, and for the period from July 4, 1999 (inception) to December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.





Somekh Chaikin
Certified Public Accountants (Isr.)


Haifa, May 14, 2001

                                                                              Organitech Ltd.
                                                         (A company in the development stage)

Balance Sheets as of December 31,
---------------------------------------------------------------------------------------------


                                                                         2000         1999
                                                                      ----------   ----------
                                                            Note         U.S.$        U.S. $
                                                          --------    ----------   ----------
 Current assets
 Cash and cash equivalents                                    3          161,368       83,146
 Accounts receivable                                          4           38,156        9,530
 Prepaid expenses                                                         50,754           --
                                                                      ----------   ----------
                                                                         250,278       92,676
                                                                      ----------   ----------
 Fixed assets, net                                            5          108,628        8,727
                                                                      ----------   ----------
 Other assets                                                7D           16,880           --
                                                                      ----------   ----------
                                                                         375,786      101,403
                                                                      ==========   ==========

 Current liabilities
 Note payable to bank                                                         --        1,107
 Accounts payable                                                        136,580       37,797
 Other liabilities and accrued expenses                       6          250,503       12,855
                                                                      ----------   ----------
                                                                         387,083       51,759
                                                                      ----------   ----------
 Long-term liabilities
 Employee severance benefits                                              17,111           --
                                                                      ----------   ----------
 Contingencies and Commitments                               7

 Shareholders' (deficit) equity

 Common stock, NIS 0.01 par value,
   authorized 3,000,000 shares, -
   issued and outstanding - 97,143 shares in 2000 and
   87,143 in 1999.                                                           235          210

 Preferred stock, NIS 0.01 par value,
   Authorized 500,000 shares,-
   issued  and  outstanding - 12,460  in 2000 and 0 in       8                30           --
   1999.

Additional paid-in capital                                             1,143,338      114,399

 Unearned compensation                                       9           315,313       15,715

 Deficit accumulated during the development stage                     (1,487,324)     (80,680)
                                                                      ----------   ----------
 Total shareholders' (deficit) equity                        10          (28,408)      49,644
                                                                      ----------   ----------
                                                                         375,786      101,403
                                                                      ==========   ==========


       Mr. Lior Hessel                 Mr. Gendler Zohar
       Director                        Director


The accompanying notes are an integral part of these financial statements.

                                                                               Organitech Ltd.
                                                          (A company in the development stage)
Statements of Operations for the period ended December 31,
----------------------------------------------------------------------------------------------


                                                                                       Amounts
                                                                                     Accumulated
                                                                                     during the
                                                                                     Development
                                                               2000       * 1999       stage
                                                            ----------  -----------  -----------
                                                     Note      U.S.$       U.S. $       U.S.$
                                                    ------  ----------  -----------  -----------
 Research and development expenses - net of grants
 from the Office of Chief Scientist                   11     1,083,779       77,099    1,160,878

 General and administrative expenses                  12       332,718        3,065      335,783
                                                            ----------  -----------   ----------

 Operating loss                                              1,416,497       80,164    1,496,661

 Financing expenses                                              7,420        1,632        9,052

 Financing income                                              (17,273)      (1,116)     (18,389)
                                                            ----------  -----------   ----------

 Loss before income taxes                                    1,406,644       80,680    1,487,324

 Income taxes                                         13            --           --           --
                                                            ----------  -----------   ----------

 Net loss                                                    1,406,644       80,680    1,487,324
                                                            ==========  ===========   ==========

 Basic and diluted net loss per share                            14.94         2.06           --
                                                            ==========  ===========   ==========

 Weighted average number of shares outstanding                  94,157       39,217           --
                                                            ==========  ===========   ==========


* For the period July through December 1999.


The accompanying notes are an integral part of these financial statements.

                                                                                                                     Organitech Ltd.
                                                                                                (A company in the development stage)

Statements of Changes in Shareholders' Equity (deficit)
-----------------------------------------------------------------------------------------------------------------------------------



                                                                                                                          Total
                                     Preferred stock        Common Stock        Additional                             Shareholders'
                                  --------------------   ------------------      Paid-in     Unearned     Accumulated    equity
                                                Amount               Amount      Capital    compensation     loss       (deficit)
                                  Number of    -------   Number of  -------     ---------  ------------   ------------ ------------
                                   Shares       U.S.$     Shares     U.S. $      U.S. $         U.S. $       U.S. $      U.S. $
                                  --------     --------  --------   --------     ---------    --------    ------------   ----------
Balance as of July 1, 1999              --           --                   --            --          --           --           --

Changes during the year ended
  December 31, 1999:

Issuance of common stock                --           --    87,143        210       114,399          --           --      114,609

Issuance of employees' stock
  options                               --           --        --         --            --      15,715           --       15,715

Net loss                                --           --        --         --            --          --      (80,680)     (80,680)
                                  --------     --------  --------   --------     ---------    --------   ----------   ----------
Balance as of December  31, 1999        --           --    87,143        210       114,399      15,715      (80,680)      49,644
                                  --------     --------  --------   --------     ---------    --------   ----------   ----------
Changes during the year ended
   December  31, 2000:

Issuance of common stock                --           --    10,000         25        55,519          --           --       55,544

Issuance of preferred stock         12,460           30        --         --     * 973,420          --           --      973,450

Issuance of employees'
  Stock options                         --           --        --         --            --     299,598           --      299,598

Net loss                                --           --        --         --            --          --   (1,406,644)  (1,406,644)
                                  --------     --------  --------   --------     ---------    --------   ----------   ----------
Balance as of December  31, 2000    12,460           30    97,143        235     1,143,338     315,313   (1,487,324)     (28,408)
                                  ========     ========  ========   ========     =========    ========   ===========  ===========


* Net of issuance expenses in the amount of US$26,550.


The accompanying notes are an integral part of these financial statements.

                                                                               Organitech Ltd.
                                                          (A company in the development stage)

Statements of Cash Flows for the period ended December 31,
----------------------------------------------------------------------------------------------

                                                                                          Amounts
                                                                                       Accumulated
                                                                                        during the
                                                                                       Development
                                                              2000        *1999           stage
                                                           ----------  -----------     ----------
                                                             U.S.$        U.S. $          U.S.$
                                                           ----------  -----------     ----------
 Cash flows from operating activities:
 Net loss                                                  (1,406,644)     (80,680)    (1,487,324)
 Adjustments to reconcile net loss to net cash used in
  operating activities (a)                                    566,524       57,050        623,574
                                                           ----------  -----------     ----------
 Net cash used in operating activities                       (840,120)     (23,630)      (863,750)
                                                           ----------  -----------     ----------
 Cash flows used in investing activities:
 Purchases of property and equipment                         (109,545)      (8,940)      (118,485)
                                                           ----------  -----------     ----------
 Net cash used in investing activities                       (109,545)      (8,940)      (118,485)
                                                           ----------  -----------     ----------
 Cash flows from financing activities:
 Proceeds from note payable to bank                                --        1,107          1,107
 Principal payments on note payable to bank                    (1,107)          --         (1,107)
 Issuance of preferred stock                                  973,450           --        973,450
 Issuance of common stock                                      55,544      114,609        170,153
                                                           ----------  -----------     ----------
 Net cash provided by financing activities                  1,027,887      115,716      1,143,603
                                                           ----------  -----------     ----------
 Increase in cash and cash equivalents                         78,222       83,146        161,368
 Cash and cash equivalents at beginning of year                83,146           --             --
                                                           ----------  -----------     ----------
 Cash and cash equivalents at end of year                     161,368       83,146        161,368
                                                           ==========  ===========     ==========

 (a) Adjustments to reconcile net loss provided by operating activities:

     Employee stock compensation                              299,598       15,715        315,313
     Depreciation                                               9,644          213          9,857
     Severance benefits                                        17,111           --         17,111
                                                          ----------  -----------     ----------
                                                             326,353       15,928        342,281
                                                          ----------  -----------     ----------
     Changes in assets and liabilities:
     Increase in accounts receivable                          (28,626)      (9,530)       (38,156)
     Increase in prepaid expenses                             (50,754)          --        (50,754)
     Increase in other assets                                 (16,880)          --        (16,880)
     Increase in accounts payable                              98,783       37,797        136,580
     Increase in other liabilities and accrued expenses       237,648       12,855        250,503
                                                           ----------  -----------     ----------
                                                              240,171       41,122        281,293
                                                           ----------  -----------     ----------
                                                              566,524       57,050        623,574
                                                           ==========  ===========     ==========


* For the period July through December 1999.

The accompanying notes are an integral part of these financial statements.

Note 1 - General

      Organitech Ltd., (the "Company") was incorporated under the laws of Israel in July 1999. The Company is a development stage company that intends to develop technologies that cost effectively automate the method by which many foods, plants, and extracts are cultivated. The Company has developed several advanced technologies that involve the automatic of the cultivation process of plants and vegetables inside an environmentally controlled 40 - foot methal container. This proprietary platform solution, the GrowTech 2000, utilizes advanced hydroponic systems, growth lighting systems, environmental control systems, robotics and computer technologies including proprietary farming software to fully automate the entire cultivation process.

      To date, the Company has not generated any revenues from sales of the GrowTech 2000 platform. The Company's losses could continue for the next several years as it continues to expand research and development activities, increase its manufacturing and sales and marketing capabilities. The continued expansion of the Company is dependent on sales of its GrowTech platform or additional financing from external sources.


Note 2 - Significant Accounting Policies

      The following significant accounting policies are followed by Organitech Ltd. in preparing and presenting these financial statements.

      A.  Basis of Presentation

          The financial statements are prepared in accordance with accounting principles accepted in the United States of America and presented in U.S. dollars.

      B.  Functional Currency and Foreign Currency Transactions

          The Company's functional currency is the U.S. dollar. The Company translates its financial statements from NIS to its functional and reporting currency using (i) historical exchange rates for all non-monetary assets and liabilities and stockholders' equity and (ii) an average exchange rate for the period for revenues, expenses, gains and losses, except those arising from non monetary assets or liabilities. Any resulting translation adjustment is recorded in the statement of operations.

          Transactions and balances denominated in dollars are presented at their dollar amounts. Non-dollar transactions and balances are remeasured into dollars in accordance with the principles set forth in Statement of Financial Accounting Standards (SFAS) No. 52, "Foreign Currency Translation", of the Financial Accounting Standards Board of the United States (FASB). Transaction gains and losses were not material for any period presented in these financial statements.

      C.  Use of estimates

          Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

      D.  Cash equivalents

          The Company considers all highly liquid investments with maturity of three months or less when purchased to be cash equivalents. For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.


      E.  Research and development costs

          Research and Development costs are expensed as incurred. The cost of acquired in-process research and development that has no alternative use is charged to the statement of operations upon acquisition.


      F.  Research and development grants

          The Company receives research and development grants from the Government of Israel. These grants are accounted for in accordance with the Financial Accounting Standards Board's Statement No. 68. "Research and Development Arrangements" ("Statement 68"). The Company records a receivable from the Government of Israel and a charge to the statement of operations for research and development expenses when such costs are incurred in connection with an approved grant. The receivable is subsequently recovered from the office of the Chief Scientist of the Government of Israel.

          The research and development grants are reflected as a reduction of gross research and developments costs.

      G.  Fixed assets

          Fixed assets are stated at cost. Expenditures for maintenance and repairs are included in earnings when incurred while improvements that extend the useful life of the fixed asset are capitalized as part of such assets.

          Depreciation is calculated on the straight-line method over the estimated useful life of the assets which are summarized as follows:

                                                %
                                             --------
          Computers                             33
          Office furniture and equipment         6
          Other equipment                      7-15
          Leasehold improvements                10

      H.  Impairment of long-lived assets and certain intangibles

          The Company accounts for long-lived assets and certain intangible assets in accordance with the provisions of Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and Assets to be Disposed Of". The Statement requires that long-lived assets and certain intangible assets be reviewed for impairment whenever events or circumstances indicate that the carrying value of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

      I.  Employee Severance Benefits

          The Company has a defined benefit severance payment plan covering substantially all of its employees. The cost associated with this benefit is accrued as earned by the employees. The benefit is based on employee's years of service and most recent monthly salary.

          The Company periodically makes lump-sum cash payments to professionally managed pension funds. These contributions are accounted for as settlements of the accrued defined benefit severance obligation pursuant to Financial Accounting Standard Board No. 106 "Employers' Accounting for Postretirement Benefits Other Than Pensions" because such payments represent (a) an irrevocable action,
          (b) relieves the Company of its primary responsibility for the defined benefit severance obligation, and (c) eliminates significant risks related to the obligation and the assets used to effect the settlement.


      J.  Income Taxes

          Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

      K.  Stock based compensation

          The Company has adopted the Financial Accounting Standards Board's Statement No. 123 "Accounting for Stock-Based Compensation" ("Statement 123"), which permits entities to recognize as expense over the vesting period the fair value on the date of grant of all stock-based awards. Alternatively, Statement 123 also allows entities to continue to apply the provisions of Accounting Principles Board Opinion No. 25 "Accounting for Stock Issued to Employees and related interpretations" (APB Opinion No. 25) and provide pro forma net income and pro forma earnings per share disclosures for employee stock option grants as if the fair -value based method defined in Statement 123 had been applied. The Company has elected to continue to apply the provisions of APB No. 25 and provide the pro forma disclosure provisions of Statement 123.

          The Company applies the intrinsic value-based method prescribed in APB 25 for its stock compensation to employees and directors. As such, the Company computes and records compensation expense for grants whose terms are fixed with respect to the number of shares and option price only if the market price on the date of grant exceed the exercise price of the stock option. Compensation expense for variable plans is estimated at the date of grant on the basis of assumptions as to the final number of shares and exercise price. The compensation cost for both fixed and variable plans is recorded over the period the employee performs the service to which the stock compensation relates.

      L.  Net loss per share

          Basic and diluted loss per ordinary share is presented in conformity with Statement of Financial Accounting Standard No. 128, "Earnings Per Share" ("Statement 128") for all periods presented. Basic loss per ordinary share is calculated by dividing the net loss attributable to ordinary shares, by the weighted average number of ordinary shares outstanding. The computation of diluted loss per ordinary share assumes the issuance of ordinary shares for all potential dilutive ordinary shares outstanding during the reporting period. The dilutive effect of stock options is considered in earnings per share calculations if dilutive, using the treasury stock method.


Note 3 - Cash and Cash Equivalents


      Consist of:

                                                                   December 31,   December 31,
                                                                       2000           1999
                                                                   ------------   -------------
                                                                               U.S.$
                                                                   ----------------------------
     Denominated in New Israeli Shekels                                  13,041          24,401
     Denominated in foreign currencies                                  107,717          58,745
     Bank deposits                                                       40,610               -

                                                                   ------------    ------------
                                                                        161,368          83,146
                                                                   ============    ============

Note 4 - Accounts Receivable

      Consist of:

                                                                   December 31,   December 31,
                                                                       2000           1999
                                                                   ------------   -------------
                                                                               U.S.$
                                                                   ----------------------------
     Value added taxes                                                   20,279           7,108
     Advances to suppliers                                                  172             391
     Employees                                                            4,126             517
     Receivable from the Chief Scientist                                  8,448           1,376
     Tax authorities                                                      5,131              18
     Interested parties                                                       -             120
                                                                   ------------    ------------
                                                                         38,156           9,530
                                                                   ============    ============

Note 5 - Fixed Assets, Net

     Consist of:

                                                                   December 31,   December 31,
                                                                   ------------   ------------
                                                                       2000           1999
                                                                             U.S. $
                                                                   ---------------------------
     Cost:
     Computers                                                        36,617              2,599
     Office furniture and equipment                                    7,306                539
     Other equipment                                                  37,310              5,802
     Communication equipment                                           6,678                  -
     Leasehold improvement                                            10,451                  -
                                                                   ------------    ------------
                                                                      98,362              8,940
                                                                   ------------    ------------

     Accumulated depreciation:
     Computers                                                         3,300                138
     Office furniture and equipment                                      142                  6
     Other equipment                                                   5,616                 69
     Communication equipment                                             247                  -
     Leasehold improvement                                               552                  -
                                                                   ------------    ------------
                                                                       9,857                213
                                                                   ------------    ------------
     Net                                                              88,505              8,727
                                                                   ------------    ------------
     Base stock                                                       20,123                  -
                                                                   ------------    ------------
                                                                     108,628              8,727
                                                                   ============    ============

Depreciation expense amounted to US$ 213, US$ 9,644 and US$ 9,857 in 1999, 2000 and for the period from inception through December 31, 2000, respectively.


Note 6 - Other liabilities and Accrued Expenses

      Consist of:

                                                                   December 31,   December 31,
                                                                       2000           1999
                                                                   ------------   ------------
                                                                             U.S. $
                                                                   ---------------------------
     Advances from customers*                                           160,000                -
     Accrued expenses                                                     3,500           1,575
     Due to employees and institutions                                   55,481           6,172
     Due to related parties                                               1,965           3,134
     Vacation benefits                                                   29,557           1,974
                                                                   ------------    ------------
                                                                        250,503          12,855
                                                                   ============    ============

     * See note 7.

Note 7 - Contingencies and Commitments

      A. The Company currently receives grants from the Government of Israel through the office of the Chief Scientist of the Ministry of Industry and Trade, commonly referred to as the Chief Scientist, for the financing of a significant portion of the Company's research and development expenditures in Israel.

         The terms of the Chief Scientist grants restrict the Company's ability to manufacture products or transfer technologies developed using these grants outside of Israel. This restriction may impair the Company's ability to outsource manufacturing or engage in similar arrangements for those products or technologies. In addition, if the Company fails to comply with any of the conditions imposed by the Chief Scientist, it may be required to refund any grants previously received, together with interest and penalties.

         The Company is obligated to pay royalties to the Government of Israel ranging from 3% to 5% on sales of products developed with the grants from the Office of the Chief Scientist, not to exceed the total amount of grants received.

         As of December 31, 2000, the Company had received research and development grants of US$ 245 thousand from the Office of the Chief Scientist.

      B. In February 2000, the Company signed a distribution agreement whereby it granted to Net Alim the exclusive right to market the Company's GrowTech platforms in Israel. Under the terms of the agreement, Net Alim agreed to purchase two GrowTech platforms for $100,000. In March 2000, the Company received a $60,000 advance from Net Alim. In July 2000, the Company delivered the two GrowTech platforms to Net Alim.

         The terms of the agreement also require that Net Alim (i) engage the Company to maintain the Growtech systems and to compensate the Company for such services and (ii) pay royalties to the Company based on sales less certain expenses.

         The Company is currently involved in a negotiation with Net Alim regarding the terms of the distribution agreement.


      C. In July 2000, the Company signed a memorandum of understanding with a Singaporian company whereby the Company committed to sell two GrowTech platforms for US$ 50,000 each. The Company received an advance of US$100,000 for two GrowTech platforms which were scheduled to be delivered in January 2001. As of May 14, 2001, the two GrowTech platforms have not yet been delivered.

         A six month experimental stage will commence upon delivery of the two GrowTech platforms. The Singaporian company is committed to purchase an additional fifteen GrowTech platforms for US$ 75,000 each and will have exclusive sales and marketing rights in Singapore.

         The Singaporian company will be released from its obligations under this agreement if it is not satisfied with the GrowTech platforms.

      D. In August 2000, the Company entered into an agreement with a leasor whereby it leased six vehicles for a period of forty-four months. The monthly lease payment is linked to the Israeli consumer price index. Under the terms of the agreement, the Company was required to deposit US$ 16,880 with the leasing company to guarantee its performance.

Note 8 - Preferred Stock

         On July 10, 2000, the Company issued 12,460 Series A preferred shares of a par value of NIS 0.01 each in exchange for US$ 1 million. The preferred shares (i) have a liquidation preference, (ii) participate equally with ordinary shareholders in dividends and (iii) are convertible into ordinary shares at the option of the holder.

Note 9 - Stock Based Compensation

         On December 23, 1999, the Company's Board of Directors approved a stock compensation program. The stock options granted under the program permits an employee to purchase 6,000 ordinary shares at an exercise price of NIS 0.01 per ordinary share. The options vest ratably over a four-year period ending in March 2003. The options expire in January 2006.

         As of December 31, 2000, the Company recorded compensation expense of US$ 315,313. The deferred compensation cost was US$ 166,172.

         Had compensation expense for stock options granted under the Company's Stock Option Plan been determined based on the fair value at the date of grant, consistent with the method of Financial Accounting Standards Board Statement No. 123 "Accounting for Stock-Based Compensation" ("FAS 123"), the Company's net income would not have changed.

Note 10 - Stockholders' Equity

         1. In July 1999, the Company sold 20,000 ordinary shares at a price of US$ 3 per share. The Company raised US$ 60,000 from the sale of these ordinary shares.
            On December 31, 1999, the Company sold the first 10,000 ordinary shares at a price of US$ 3 per share. The Company raised US$ 30,000 from the sale of these ordinary shares.
            In April 2000, the Company issued the additional 10,000 ordinary shares at a price of US$ 3 per share. The Company raised US$ 60,000 from the sale of these ordinary shares.

         2. In June 2000, the Company signed an agreement with IncubateThis!, Inc. ("IncubateThis") pursuant to which the Company issued 12,460 preferred shares of a par value of NIS 0.01 each (10% of its shares) in exchange for US$ 1 million. In addition, the Company granted warrants to IncubateThis for the purchase of an additional 35,602 preferred shares in exchange for US$ 4 million. Further, IncubateThis was granted an option, to invest an additional US$ 5 million based on the Company's estimated market value of US$ 50 million.

         3. In May 2000, the Company granted an employee an option to acquire 2,500 ordinary shares. The exercise price is US$ 90 per share. The option will expire on January 1, 2001, if not fully exercised, or if partially exercised, ratably over the period between January 1, 2001 and than August 8, 2004.

Note 11 - Research and Development Expenses, Net

      Consist of:

                                                                    * Period ended
                                                      December 31,    December 31,       **
                                                          2000            1999       Cumulative
                                                      ------------    ------------   ----------
                                                                 U.S.$                  U.S.$
                                                      ----------------------------   ----------
     Payroll and related benefits                        700,364          78,978       779,342
     Materials                                           303,468           7,354       310,822
     Equipment                                            42,043          26,337        68,380
     Subcontractors                                      122,580          21,358       143,938
     Overhead                                             20,492           5,640        26,132
     Patent                                               12,345           7,365        19,710
     Vehicle expenses                                     26,625               -        26,625
     Others                                               20,500          10,032        30,532

                                                       1,248,417         157,064     1,405,481
     Less:
     Research and development grants from
       the Office of Chief Scientist                    (164,638)        (79,965)     (244,603)
                                                    ------------    ------------    ----------
                                                       1,083,779          77,099     1,160,878
                                                    ============    ============    ==========

*  For the period July through December 1999.
** Cumulative amounts from the Company's inception.


Note 12 - General and Administrative Expenses

      Consist of:

                                                                     *Period ended
                                                      December 31,    December 31,
                                                          2000            1999      **Cumulative
                                                      ------------    ------------  ------------
                                                                 U.S.$                  U.S.$
                                                      ----------------------------   ----------
     Payroll and related benefits                        211,668                -      211,668
     Depreciation                                          9,644              213        9,857
     Professional services                                 8,734            1,575       10,309
     Office expenses                                      11,531            1,277       12,808
     Overseas travel                                      23,488                -       23,488
     Vehicle expenses                                     14,433                -       14,433
     Others                                               53,220                -       53,220
                                                    ------------     ------------   ----------
                                                         332,718            3,065      335,783
                                                    ============     ============   ==========

* For the period July through December 1999.
** Cumulative amounts from the Company's inception.

Note 13 - Income Taxes

      The Company computes its provision for income taxes on the basis of taxable income in New Israeli Shekels and statutory tax rates as defined under Israeli Law. The Inflationary Adjustments Law, 1985 requires that taxable income be adjusted for the effects of inflation.

      A.  Net Operating Loss Carryforwards

          At December 31, 2000, the Company had net operating loss carryforwards for Israeli tax purposes of US$ 1,157 thousand. These losses are indexed to changes in the Israeli Consumer Price Index pursuant to Inflationary Adjustments Law, 1985. The net operating loss carry forwards are available to offset future taxable income, if any, for an indefinite period.

      B.  Deferred taxes

          Future income taxes represent the tax effects of transactions which are reported in different periods for financial and tax reporting purposes. These differences consist of temporary differences, which are the tax effects of differences between the tax and financial reporting balance sheets, and tax carryforwards. The deferred taxes were calculated in a tax rate of 36%.

          Significant components of the Company's net deferred tax assets and liabilities are as follows:

                                                                     December 31,   December 31,
                                                                         2000           1999
                                                                     ------------   ------------
                                                                               U.S.$
                                                                     ---------------------------
          Deferred tax assets:
          Tax Loss carryforward                                           416,678         28,936
          Short-term Provision for employee benefits                       10,640            711
          Long-term Provision for employee benefits                         6,160              -
                                                                     ------------   ------------
          Total deferred tax assets                                       433,478         29,647
          Valuation allowance                                             433,478         29,647
                                                                     ------------   ------------
          Net deferred tax assets                                               -              -
                                                                    ============   ============

      C.  Reconciliation of theoretical tax expense to the actual tax expense:


                                                                                  *Period ended
                                                                    December 31,   December 31,
                                                                        2000           1999
                                                                    ------------   ------------
                                                                               U.S.$
                                                                    ---------------------------
          Loss before income taxes as reported in
           the statements of operations                               (1,406,644)      (80,680)
                                                                    ------------  ------------
          Computed statutory tax (36%)                                  (506,392)      (29,045)
          Increase in taxes resulting from permanent differences:
          Non-deductible operating expenses                                1,140           (14)
                                                                    ------------  ------------
                                                                        (505,252)      (29,059)

          Timing differences in respect of which valuation
           allowance were recorded against deferred
           tax asset:
          Non-deductible expenses in respect of employees'                16,800           711
           liabilities
          Loss for tax purposes in the current year                      387,742        28,936
          Payrolls on account of employees' options                      107,855         5,657
          Others                                                          (7,145)       (6,245)
                                                                    ------------  ------------
                                                                               -             -
                                                                    ============  ============

      D.  The Company has not received a final tax assessment for the year 1999.

Note 14 - Transactions and Balances with Related Parties

      1.  Balances with related parties


                                                                        2000           1999
                                                                    ------------   ------------
                                                                               U.S.$
                                                                    ---------------------------
         Accounts receivable                                                  -           120
         Due to related parties                                          (1,965)       (3,134)
                                                                   ------------  ------------
                                                                         (1,965)       (3,014)
                                                                   ============  ============

      2.  Transactions with related parties

                                                                    December 31,   December 31,
                                                                        2000           1999
                                                                    ------------   ------------
                                                                               U.S.$
                                                                    ---------------------------
         Overhead expenses                                               20,492          5,640
                                                                    ============   ============

         *For the period July through December 1999.



Note 15 - Subsequent Events

      A. In January 2001, the Company signed an agreement with IncubateThis!, Inc. ("IncubateThis") whereby IncubateThis issued 7.5 million shares of common stock to the shareholders of Organitech Ltd. in exchange for all of its outstanding ordinary shares not owned by IncubateThis.

         The preferred shares warrants issued to IncubateThis in June 2000 and referred to in Note 10 were cancelled in connection with this transaction.

         The Company is now a wholly-owned subsidiary of IncubateThis. The Company's selling shareholders own approximately 67.57 percent of IncubateThis common stock.

      B. In February 2001, the Company received US$ 500 thousand as a temporary loan from IncubateThis!, Inc. All terms with regard to the loan shall be agreed upon in the future.

                                               Annex B

                                        OrganiTECH USA, Inc.
                                   PRO FORMA FINANCIAL STATEMENTS

                                        OrganiTECH USA, Inc.
                                  Unaudited Pro Forma Consolidated
                                        Financial Statements
                                       As of December 31, 2000

OrganiTECH USA, Inc.
Unaudited Pro Forma Consolidated
Financial Statements



In January 2001, the OrganiTECH USA, Inc. ("OrganiTECH USA") (formerly "IncubateThis! Inc.) signed an agreement with Organitech Ltd. ("Organitech Israel") whereby OrganiTECH USA issued 7.5 million shares of common stock to the shareholders of Organitech Israel in exchange for all of the outstanding ordinary shares of the Company not already owned by OrganiTECH USA.

The 7.5 million shares of common stock issued by OrganiTECH USA to the selling shareholders represented 67.57% of the voting common stock of OrganiTECH USA. Accordingly, this business combination is considered to be a reverse acquisition. As such, for accounting purposes, Organitech Israel is considered to be the acquirer while OrganiTECH USA is considered to be the acquire.

The following unaudited pro forma consolidated balance sheet at December 31, 2000 gives effect to the business combination acquisition as if it had occurred at December 31, 2000. The following unaudited pro forma consolidated statements of Operations for the year ended December 31, 2000 gives effect to the business combination as if it had occurred at January 1, 2000.

These pro-forma statements have been prepared based on, and should be read in conjunction with, the audited financial statements of OrganiTECH USA and Organitech Ltd. as of December 31, 2000 and for the year ended December 31, 2000.

                                                           OrganiTECH USA, Inc.

-------------------------------------------------------------------------------
Unaudited Consolidated Pro Forma Balance Sheet as of December 31, 2000
-------------------------------------------------------------------------------

In US dollars


                                              Historical          Combined
                                       -------------------------  --------
                                                                 OrganiTECH
                                                                   USA and
                                       OrganiTECH     Organitech  Organitech     Pro Forma     Pro Forma
                              Note         USA          Israel      Israel      Adjustments    Combined
                              ----     ----------     ---------- -----------    -----------    ---------
Assets

Current assets:

Cash and cash equivalents               2,486,344       161,368     2,647,712            -    2,647,712
Account receivable                              -        53,155        53,155            -       53,155
Other assets                   2b          12,800        35,755        48,555      (48,555)           -
                                        ---------       -------     ---------      -------    ---------

Total current assets                    2,499,144       250,278     2,749,422      (48,555)   2,700,867
                                        ---------       -------     ---------      -------    ---------

Long term investment

Long term prepaid expenses                      -        16,880        16,880            -       16,880
Investment in preferred stock  2c       1,000,000             -     1,000,000   (1,000,000)           -
Fixed assets, net                               -       108,628       108,628            -      108,628
                                        ---------       -------     ---------   ----------     --------

Total assets                            3,499,144       375,786     3,874,930   (1,048,555)   2,826,375
                                        =========       =======     =========   ==========    =========


                                                           OrganiTECH USA, Inc.

-------------------------------------------------------------------------------
Unaudited Consolidated Pro Forma Balance Sheet as of December 31, 2000
-------------------------------------------------------------------------------

In US dollars

                                              Historical           Combined
                                       -------------------------   --------
                                                                  OrganiTECH
                                                                     USA and
                                         OrganiTECH   Organitech   Organitech Pro Forma       Pro Forma
                              Note             USA       Israel       Israel  Adjustments      Combined
--------------------------------------------------------------------------------------------------------


Liabilities and
  stockholders'
  equity (deficit)
Current liabilities:


Accounts payable                             68,523      136,580      205,103            -      205,103
Other liabilities                                 -      250,503      250,503            -      250,503
                                          ---------    ---------    ---------    ---------    ---------

Total current liabilities                    68,523      387,083      455,606            -      455,606
                                          ---------    ---------    ---------    ---------    ---------
Long term Liabilities

Employee severance benefits                       -       17,111       17,111            -       17,111
                                          ---------    ---------    ---------    ---------    ---------

Stockholders' equity (deficit)




Common stock                                      -          235          235       10,865       11,100
Preferred stock                                   -           30           30          (30)           -
Additional paid-in capital       4        6,684,925    1,143,338    7,828,263   (4,313,694)   3,514,569
Unearned compensation                             -      315,313      315,313            -      315,313
Accumulated deficit                      (3,254,304)  (1,487,324)  (4,741,628)   3,254,304   (1,487,324)
                                          ---------    ---------    ---------    ---------    ---------

Total shareholders' equity                3,430,621      (28,408)   3,402,213   (1,048,555)   2,353,658
                                          ---------    ---------    ---------    ---------    ---------

Total liabilities and
  shareholders' equity                    3,499,144      375,786    3,874,930   (1,048,555)   2,826,375
                                          =========    =========    =========    =========    =========

                                                           OrganiTECH USA, Inc.

-------------------------------------------------------------------------------
Unaudited Consolidated Pro Forma statement of operations for the year ended December 31, 2000
-------------------------------------------------------------------------------

In US dollars

                                                            Historical
                                                    ----------------------------
                                                    OrganiTECH        Organitech      Pro Forma
                                        Note            USA             Israel        Combined*
                                        ----        ----------        ----------      ---------
Revenues                                                    -                 -               -

Research and development
  expenses net of grants from
  the Chief Scientist                                       -         1,083,779       1,083,779

General and administrative                          2,504,725           332,718       2,837,443
                                                   ---------         ---------       ---------

Operating loss                                      2,504,725         1,416,497       3,921,222

Interest income                                       (18,733)          (17,273)        (36,006)

Interest expenses                                         249             7,420           7,669

Impairment on investments
  and demand note receivable                          342,500                 -         342,500

Forgiveness of debt                                     1,538                 -           1,538
                                                    ---------         ---------       ---------

Loss before income taxes                            2,830,279         1,406,644       4,236,923

Income taxes                               3                -                 -               -
                                                    ---------         ---------       ---------

Net loss                                            2,830,279         1,406,644       4,236,923
                                                    ---------         ---------       ---------
Basic and diluted loss per
  share                                    5             0.69             14.06            0.38
                                                    ---------         ---------       ---------

Weighted average number of
  common shares outstanding                         4,071,647           100,063      11,100,000
                                                    =========         =========       =========

*There were no pro forma adjustments to the statement of operation.

                                                           OrganiTECH USA, Inc.

Unaudited consolidated Pro Forma Financial Statements
-------------------------------------------------------------------------------


1.    Basis of presentation

      This pro forma financial information presented for informational purposes only and is not necessarily indicative of the financial position or operating results would have occurred had the merger been consummated at the dates indicated, nor are they necessarily indicative of future operating results or financial condition.

      The pro forma financial information does not give effect to potential cost savings or other synergies that could result from the merger. Plans are currently being implemented to integrate the operations of the combining companies, which involve certain costs. Certain of these costs have been accounted for as accrued liabilities and included in the purchase price at the date of the combination.

      Certain reclassifications have been made to the historical financial statements of Organitech Ltd. to conform to the pro forma combined presentation. Such reclassifications are not material to the pro forma combined condensed financial statements.



2.    Pro Forma Adjustments and Assumptions

      a.  Intercompany eliminations

          The transactions and the balances between the merged companies were eliminated.


      b.  Other assets

          OrganiTECH USA incurred certain stock issuance expenses associated with its business combination with Organitech Israel. This pro forma adjustment reclassifies such expenses as a reduction in additional paid-in capital.


      c.  Investments in Preferred shares

          In June 2000, OrganiTECH USA invested U.S.$ 1,000,000 in cash in Organitech Israel in exchange for 12,460 preferred shares representing an interest of 10%.


3.    Tax Consequences of the Merger

      The Pro Forma Combined Condensed Financial Statements assume that the merger qualifies as a "tax free" reorganization for Israeli and U.S. income tax purposes and accordingly assets and liabilities have been transferred at historical cost for tax purposes.

                                                           OrganiTECH USA, Inc.

Unaudited consolidated Pro Forma Financial Statements
-------------------------------------------------------------------------------


4.    Purchase Price Allocation

      This business combination represents a reverse acquisition involving a "shell company" (OrganiTECH USA) and an operating company (Organitech Israel) Accordingly, Organitech Israel (the accounting acquirer) has recorded, pursuant to existing accounting guidance for SEC registrants, the fair value of tangible net assets of OrganiTECH USA.


      The purchase price of OrganiTECH USA was $4,000,000. The consideration consisted of 11,100,000 ordinary shares valued at U.S.$4 million based on the estimated fair value of the net assets of OrganiTECH USA and, therefore, goodwill or other intangible assets were not recorded.




5.    Pro Forma loss per share

      Basic and diluted loss per share is calculated by dividing pro forma net loss by the number shares used to calculate loss per share in the historical period adjusted to give effect to the ordinary shares subsequently issued or assumed to be used had this transaction been consummated at the beginning of the period presented.